4Q17 and FY2017 Financial Results January 19, 2018 Exhibit 99.2

Forward-looking statements and use of key performance metrics and non-GAAP Financial Measures This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; the rate of growth in the economy and employment levels, as well as general business and economic conditions; our ability to implement our strategic plan, including the cost savings and efficiency components, and achieve our indicative performance targets; our ability to remedy regulatory deficiencies and meet supervisory requirements and expectations; liabilities and business restrictions resulting from litigation and regulatory investigations; our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; the effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks; and management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our board of directors deems relevant in making such a determination. Therefore, there can be no assurance that we will pay any dividends to holders of our common stock, or as to the amount of any such dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the United States Securities and Exchange Commission on February 24, 2017. Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations Key Performance Metrics: Our management team uses key performance metrics (KPMs) to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. We have established the following financial targets, in addition to others, as KPMs, which are utilized by our management in measuring our progress against financial goals and as a tool in helping assess performance for compensation purposes. These KPMs can largely be found in our periodic reports which are filed with the Securities and Exchange Commission, and are supplemented from time to time with additional information in connection with our quarterly earnings releases. Our key performance metrics include: Return on average tangible common equity (ROTCE); Return on average total tangible assets (ROTA); Efficiency ratio; Operating leverage; and Common equity tier 1 capital ratio (U.S. Basel III Standardized fully phased-in basis). In establishing goals for these KPMs, we determined that they would be measured on a management-reporting basis, or an operating basis, which we refer to externally as “Adjusted” or “Underlying” results. We believe that these “Adjusted” or “Underlying” results provide the best representation of our financial progress toward these goals as they exclude items that our management does not consider indicative of our ongoing financial performance. KPMs that contain “Adjusted” or “Underlying” results are considered non-GAAP financial measures. Non-GAAP Financial Measures: This document contains non-GAAP financial measures. The appendix presents reconciliations of our non-GAAP measures. These reconciliations exclude “Adjusted” or “Underlying” items, which are included, where applicable, in the financial results presented in accordance with GAAP. “Adjusted” or “Underlying” results, which are non-GAAP measures, exclude certain items, as applicable, that may occur in a reporting period which management does not consider indicative of on-going financial performance. The non-GAAP measures presented in the appendix include reconciliations to the most directly comparable GAAP measures and are: “noninterest income”, “total revenue”, “noninterest expense”, “pre-provision profit”, “total credit-related costs”, “income before income tax expense”, “income tax expense”, “effective income tax rate”, “net income”, “net income available to common stockholders”, “other income”, “salaries and employee benefits”, “outside services”, “amortization of software expense”, “other operating expense”, “net income per average common share”, “return on average common equity” and “return on average total assets”. We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our “Adjusted” or “Underlying” results in any period do not reflect our operational performance in that period and, accordingly, it is useful to consider our GAAP results and our “Adjusted” or “Underlying” results together. We believe this presentation also increases comparability of period-to-period results. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

Table of contents page 4Q17 highlights 4 4Q17 Underlying financial summary 7 Underlying FY2017 performance vs. guidance 23 FY2018 outlook 24 1Q18 outlook 26 New medium-term financial targets 29 Appendix 31

Provision expense of $83 million; increased $11 million from relatively low 3Q17 levels Overall credit quality continues to be excellent; NPLs decreased 7% QoQ to 79 bps of loans NPL coverage ratio of 142% vs. 131% in 3Q17 and 118% in 4Q16 Allowance to loans and leases of 1.12% stable vs. 1.11% in 3Q17 and 1.15% in 4Q16 4% YoY average loan growth,(2) with strength in commercial and retail Average loan yields of 4.01% expanded 5 bps QoQ and 43 bps YoY reflecting the benefit of higher rates and balance sheet optimization initiatives Consumer Banking initiatives – Solid deposit and loan growth; strong progress in data analytics and digital strategies as well as in enhancing customer journeys; 2017 fee-based investment sales up 70% YoY; and conforming mortgage mix improved to 45% in 4Q17 Commercial Banking initiatives – Strong full year loan growth of 6%; full year fee income growth led by record Capital Markets fees with continued momentum in global markets and treasury solutions 4Q17 highlights Improving profitability and returns Strong capital, liquidity and funding Excellent credit quality Continued progress on strategic growth, efficiency and balance sheet optimization initiatives 4Q17 average deposits increased $4.6 billion, or 4% vs. 4Q16; year-end loan-to-deposit ratio of ~97% Robust capital levels with a common equity tier 1 ratio of 11.1%;(3) TBV per share of $27.48, up 7% from 4Q16 $335 million of 4Q17 common share repurchases at a weighted-average price of $38.18 per share; announced quarterly dividend increase of 22% to $0.22 per share beginning in 1Q18 Net income of $666 million; diluted EPS of $1.35, including a net $317 million after-tax, or $0.64 per share, benefit from notable items Underlying net income(1) of $349 million and diluted EPS of $0.71 up 24% and 29% YoY, respectively ROTCE of 19.9%; Underlying ROTCE(1) of 10.4% compared with 8.4% in 4Q16 and 10.1% in 3Q17 Revenue of $1.5 billion; Underlying revenue(1) of $1.5 billion up 2% QoQ and 8% YoY NII up 2% QoQ and 10% YoY with NIM of 3.08% up 3 bps QoQ and 18 bps YoY Noninterest income up 6% QoQ and 7% YoY; on an Underlying basis(1) up 2% QoQ and 3% YoY Positive operating leverage of 3% YoY; and 6.4% YoY on an Underlying basis(1); Efficiency ratio of 60.5%; Underlying efficiency ratio(1) of 58.5% improved 91 bps QoQ and ~3.7 percentage points YoY Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. Throughout this presentation references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale also referred to as LHFS. Current period regulatory capital ratios are preliminary. Basel III ratio definitions impacting risk-weighted assets and qualifying Basel III capital fully phase in as of January 1, 2018.

Notable Items(1) $s in millions Several items occurring in 4Q17 have been excluded from reported results to better reflect underlying operating results.(1) 4Q17 reported results include a gain related to the adjustment of our deferred tax liability (“DTL”) resulting from the Tax Legislation passed in December 2017. We elected to invest some of this gain to benefit our colleagues and the communities we serve, through a special $1,000 bonus to eligible colleagues and a $10 million contribution to the Citizens Foundation. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. December 2017 Tax Legislation benefit amounts are estimated as of December 31, 2017 and may be subject to adjustment during 2018. 4Q17 reported results also include a relatively small gain on the sale of a Trouble Debt Restructuring portfolio (“TDR Transaction II”) which was offset by other notable items associated with our TOP IV efficiency initiatives.

4Q17 GAAP financial summary

$s in millions	4Q17	3Q17	4Q16	4Q17 change from 3Q17 $	3Q17 %	4Q17 change from 4Q16 $	4Q16 %	LQ excluding notable items[1]
Net interest income	$1,080	$ 1,062	$ 986	$ 18	2%	$ 94	10%	
Noninterest income	404	381	377	23	6	27	7	
Total revenue	1,484	1,443	1,363	41	3	121	9	↑ 2%
Noninterest expense	898	858	847	40	5	51	6	—
Pre-provision profit	586	585	516	1	—	70	14	
Provision for credit losses	83	72	102	11	15	(19)	(19)	
Income before income tax expense	503	513	414	(10)	(2)	89	21	↑ 3%
Income tax expense (benefit)	(163)	165	132	(328)	(199)	(295)	(223)	
Net income	$ 666	$ 348	$ 282	$ 318	91	$ 384	136	
Preferred dividends	—	7	—	(7)	(100)	—	NM	
Net income available to common stockholders	$ 666	$ 341	$ 282	$ 325	95%	$ 384	136%	↑ 2%
$s in billions								
Average interest-earning assets	$ 138	$ 137	$ 135	$ 1	1%	$ 4	3%	
Average deposits	$ 114	$ 113	$ 109	$ 1	1%	$ 5	4%	
Key performance metrics[1]								
Net interest margin	3.08 %	3.05 %	2.90 %	3 bps		18 bps		
Loan-to-deposit ratio[2]	96.7	98.4	98.6	(162)		(188)		
ROACE	13.5	6.9	5.7	659		776		
ROTCE	19.9	10.1	8.4	979		NM		↑ 30 bps
ROA	1.7	0.9	0.8	83		99		
ROTA	1.8	1.0	0.8	87		104		
Efficiency ratio	60.5 %	59.4 %	62.2 %	111 bps		(166) bps		↓91 bps
FTEs[3]	17,594	17,696	17,639	(102)	(1)%	(45)	— %	
Per common share								
Diluted earnings	$ 1.35	$ 0.68	$ 0.55	$ 0.67	99%	$ 0.80	145%	↑ 4%
Tangible book value	$27.48	$ 27.05	$25.69	$ 0.43	2%	$ 1.79	7%	
Average diluted shares outstanding (in millions)	493.8	502.2	513.9	(8.4)	(2)%	(20.1)	(4)%	

Highlights

Linked quarter:

- Net income available to common stockholders up 95% and EPS up 99% driven by a net $317 million after-tax, or $0.64 EPS, benefit from 4Q17 notable items
- NII up $18 million, or 2%, reflecting 1% average loan growth and a 3 bp improvement in NIM
- Noninterest income increased $23 million reflecting 4Q17 notable items
  - Up $6 million on an Underlying basis,[1] reflecting strength in foreign exchange and IRP, trust and investment services fees and other income
- Noninterest expense increased $40 million as a result of 4Q17 notable items
  - Flat on an Underlying basis[1] largely on lower other expense and salaries and employee benefits, offset by an increase in outside services
- Provision for credit losses increased $11 million from relatively low third quarter levels

Prior-year quarter:

- Net income available to common stockholders up 136% and diluted EPS up 145% reflecting 4Q17 notable items
- NII up $94 million, or 10%, driven by 4% average loan growth and an 18 bp improvement in NIM
- Noninterest income up $27 million, largely reflecting the impact of 4Q17 notable items
  - Up $10 million on an Underlying basis[1] on strength in trust and investment services fees, card fees and capital markets fees partially offset by lower mortgage banking fees and other income
- Noninterest expense up $51 million, largely reflecting 4Q17 notable items
  - Up 1% on an Underlying basis[1] given higher salaries and benefits and outside services expense, and lower other expense due to lower fraud, legal and regulatory costs
- Provision for credit losses decreased $19 million

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our "Underlying" results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. "Underlying" results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our "Adjusted" results reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.
2) Includes held for sale. Loan-to-deposit ratio is period end.
3) Full-time equivalent employees.

Citizens Financial Group, Inc.™

6

4Q17 Underlying financial summary[1]

$s in millions	4Q17 Underlying[1]	3Q17 Reported	4Q16 Reported	4Q17[1] change from 3Q17 Reported	4Q17[1] change from 4Q16 Reported
Net interest income	$ 1,080	$ 1,062	$ 986	2 %	10 %
Noninterest income	387	381	377	2	3
Total revenue	1,467	1,443	1,363	2	8
Noninterest expense	858	858	847	—	1
Net income available to common stockholders	$ 349	$ 341	$ 282	2 %	24 %
Key performance metrics[1]					
ROTCE[1]	10.4 %	10.1 %	8.4 %	30 bps	200 bps
Efficiency ratio[1]	58.5 %	59.4 %	62.2 %	(91) bps	(368) bps
Diluted EPS	$ 0.71	$ 0.68	$ 0.55	4 %	29 %

Highlights

Linked quarter:

- Underlying net income available to common stockholders[1] of $349 million increased $8 million, or 2%; diluted EPS of $0.71 increased 4%[1]
- NII up $18 million, or 2%, reflecting 1% average loan growth and a 3 bp improvement in NIM given higher loan yields and rates
- Underlying noninterest income[1] increased $6 million, or 2%
  - Reflects strength in foreign exchange and IRP, trust and investment services fees and other income
- Underlying noninterest expense[1] was stable
  - Driven by lower other expense and salaries and employee benefits offset by an increase in outside services, which includes costs associated with our strategic initiatives
  - Efficiency ratio improved 91 bps; positive operating leverage of 1.6%[1]

Prior-year quarter:

- Net income available to common stockholders increased $67 million, or 24%; diluted EPS increased 29%[1]
- NII up $94 million, or 10%, reflecting 4% average loan growth and an 18 bp increase in NIM given higher loan yields and rates
- Underlying noninterest income[1] increased $10 million, or 3%
  - Driven by strength in trust and investment services fees, card fees and capital markets fees partially offset by lower mortgage banking fees and other income
- Underlying noninterest expense[1] up $11 million, or 1%
  - Reflects higher salaries and benefits expense and outside services expense, driven by the impact of strategic growth initiatives, and lower other expense due to lower fraud, legal and regulatory costs
  - Efficiency ratio improved 368 bps; ~6.4% positive operating leverage[1]

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our "Underlying" results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. "Underlying" results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our "Adjusted" results reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.

Citizens Financial Group, Inc.
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2017 GAAP financial summary

$s in millions	2017	2016	2017 change from 2016 $	2017 change from 2016 %	YoY excluding notable items[1]
Net interest income	$ 4,173	$ 3,758	$ 415	11%	
Noninterest income	1,534	1,497	37	2	
Total revenue	5,707	5,255	452	9	↑ 10%
Noninterest expense	3,474	3,352	122	4	↑ 3%
Pre-provision profit	2,233	1,903	330	17	
Provision for credit losses	321	369	(48)	(13)	
Income before income tax expense	1,912	1,534	378	25	↑ 29%
Income tax expense	260	489	(229)	(47)	
Net income	$ 1,652	$ 1,045	$ 607	58	
Preferred dividends	14	14	—	—	
Net income available to common stockholders	$ 1,638	$ 1,031	$ 607	59%	↑ 28%
$s in billions					
Average interest-earning assets	$ 137	$ 131	$ 7	5%	
Average deposits	$ 112	$ 105	$ 6	6%	
Key performance metrics[1]					
Net interest margin	3.02 %	2.86 %	16 bps		
Loan-to-deposit ratio[2]	96.7	98.6	(188)		
ROACE	8.3	5.2	312		
ROTCE	12.3	7.7	461		↑ 219 bps
ROA	1.1	0.7	37		
ROTA	1.2	0.8	39		
Efficiency ratio	60.9 %	63.8 %	(293) bps		↓ 396 bps
FTEs[3]	17,594	17,639	(45)	— %	
Per common share					
Diluted earnings	$ 3.25	$ 1.97	$ 1.28	65%	↑ 34%
Tangible book value	$ 27.48	$ 25.69	$ 1.79	7%	
Average diluted shares outstanding (in millions)	503.7	523.9	(20.2)	(4)%	

Highlights

FY17 vs FY16:

- Net income available to common stockholders up $607 million, or 59%; diluted EPS of $3.25, up $1.28, or 65%
  - Results include after-tax net benefit of $340 million, or $0.67 per share, from notable items in 2017 compared with $19 million, or $0.04 per share in 2016
- NII up $415 million, reflecting 6% average loan growth and a 16 bp improvement in NIM driven by balance sheet optimization strategies and higher rates
- Noninterest income was up 2%, reflecting underlying growth and notable items
  - Adjusted/Underlying results were up $98 million, or 7%, driven by strength in capital markets, card fees, trust and investment services fees, letter of credit and loan fees, and foreign exchange and interest rate products fees
- Noninterest expense increased $122 million from 2016 including the net $55 million impact from notable items
  - Adjusted/Underlying results reflect higher salaries and employee benefits, outside services and other operating expense
- Provision for credit losses decreased $48 million
- TBV per share of $27.48 was up 7%

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our "Underlying" results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. "Underlying" results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our "Adjusted" results reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.
2) Includes held for sale. Loan-to-deposit ratio is period end.
3) Full-time equivalent employees.

8

FY17 vs FY16: Adjusted/Underlying net income available to common stockholders(1) up $286 million, or 28%; diluted EPS of $2.58 up $0.65, or 34% NII up $415 million, reflecting 6% average loan growth and a 16 bp increase in net interest margin driven by balance sheet optimization strategies and higher rates Adjusted/Underlying Noninterest income(1) increased $98 million, or 7% Strength in capital markets, card fees, trust and investment services fees, letter of credit and loan fees, and foreign exchange and interest rate products fees Adjusted/Underlying Noninterest expense(1) increased $103 million, or 3% Results reflect higher salaries and employee benefits, outside services, amortization of software, occupancy and other operating expense Provision for credit losses decreased $22 million Efficiency ratio improved by ~4.0 percentage points; positive operating leverage of 6.8% Highlights Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. Adjusted/Underlying 2017 financial summary(1)

Linked quarter: NII up $18 million, or 2% Reflects 1% average loan growth driven by strength in retail loans NIM of 3.08% improved 3 bps from 3Q17 Reflects higher interest-earning asset yields tied to higher short-term interest rates and improving loan mix towards higher-return categories, partially offset by higher deposit and funding costs 3Q17 results reflected a two basis point benefit from higher commercial loan interest recoveries Prior-year quarter: NII up $94 million, or 10%, with NIM up 18 bps 4% average loan growth with retail loans up 5% and commercial loans up 3% NIM improved 18 bps from 4Q16 Reflects higher interest-earning asset yields given balance sheet optimization initiatives and higher rates, partially offset by a reduction in Federal Reserve Bank stock dividends and higher deposit and funding costs Net interest income Highlights Includes interest-bearing cash and due from banks and deposits in banks. Net interest income Average interest-earning assets Average interest-earning assets Net interest income Net interest margin $s in millions, except earning assets

Net interest margin NIM walk 4Q16 to 4Q17 NIM walk 3Q17 to 4Q17

Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. Noninterest income Highlights $s in millions Service charges and fees Card fees Capital markets fees Trust & inv services fees LC and loan fees FX and int rate products Mortgage banking fees Securities gains, net Other Linked quarter: Noninterest income increased $23 million, which includes $17 million of 4Q17 notable items in other income Underlying noninterest income(1) increased $6 million Capital Markets fees were down $11 million from record 3Q17 levels as a decrease in loan syndication and bond underwriting fees was partially offset by an increase in advisory fees Trust and investment services fees increased $4 million, reflecting an increase in sales volume and productivity and growth in managed money assets FX and IRP fees up $8 million on an increase in demand for variable rate loan hedges relative to lower third quarter levels that were impacted by the timing of interest-rate moves and seasonality Other income increased $22 million, reflecting 4Q17 notable item impact Underlying other income(1) increased $5 million driven by an increase in hedging income and leasing income Prior-year quarter: Noninterest income was up $27 million; up $10 million, or 3%, on an Underlying basis(1) Card fees up $6 million, reflecting the benefit of revised contract terms for processing fees and an increase in purchase volume Capital markets fees increased $5 million driven by the investments made to broaden our capabilities Trust and investment services fees increased $8 million, reflecting improved sales volume and productivity, an increase in managed money assets and an increase in the number of financial consultants Mortgage banking fees down $8 million from fourth quarter 2016 levels that included improved MSR valuations and higher origination volumes Underlying

Highlights $s in millions Noninterest expense Salary and benefits Occupancy & equip All Other Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. Efficiency ratio Linked quarter: Noninterest expense up $40 million, reflecting $40 million of notable items; stable on an Underlying basis(1) Salaries and benefits $13 million higher; down $4 million on an Underlying basis reflecting lower incentives and seasonally lower payroll taxes(1) FTEs decreased by 102, reflecting seasonality and efficiency efforts Outside services expense increased $19 million; up $7 million on an Underlying basis tied to consumer strategic growth and technology initiatives(1) Occupancy expense increased reflecting seasonality and higher equipment expense given higher service contract costs Other expense increased $3 million; down $8 million on an Underlying basis driven by lower legal and regulatory costs and lower advertising expense(1) Prior-year quarter: Noninterest expense $51 million higher; up $11 million on an Underlying basis(1) Salaries and benefits up $29 million; increased $12 million on an Underlying basis driven by merit increases and the impact of hiring associated with strategic growth initiatives(1) FTEs decreased by 45, reflecting the impact of efficiency initiatives, partially offset by the Western Reserve acquisition and strategic growth initiatives Outside services expense increased $20 million; up $8 million on an Underlying basis tied to consumer strategic growth and technology initiatives(1) Other expense relatively stable; down $12 million on an Underlying basis driven by a reduction in fraud, legal and regulatory costs(1) Underlying 58.5%

Linked quarter: Total interest-earning assets up $950 million; Average loans and leases up $966 million, or 1% Retail loans up $807 million, driven by growth in mortgage, education and unsecured, partially offset by lower home equity and auto Commercial loans up $159 million, driven by growth in Mid-corporate and Private Equity and the impact of geographic expansion strategies, partially offset by lower Asset Finance and non-core Total deposits up $806 million, reflecting strong growth in demand and term deposits, partially offset by lower checking with interest Borrowed funds up $208 million, driven by higher short-term FHLB borrowings, partially offset by decreased long-term borrowings Prior-year quarter: Total interest-earning assets up $3.7 billion, or 3%; Total loans and leases up $3.9 billion, or 4% Retail loans up $2.6 billion, or 5%, driven by strength in mortgage, education and unsecured, partially offset by lower home equity and auto Commercial loans up $1.3 billion, or 3%, reflecting strength in Mid-corporate and Private Equity, Commercial Real Estate and Franchise Finance, as well as the impact of geographic expansion strategies, partially offset by lower Asset Finance, the impact of lower line of credit utilization and lower non-core Total deposits up $4.6 billion, or 4%, reflecting growth in term deposits, checking with interest and savings Borrowed funds down $435 million, or 3%, as growth in long-term borrowings was more than offset by lower short-term FHLB borrowings. Consolidated average balance sheet Highlights Note: Loan portfolio trends reflect non-core portfolio impact not included in segment results on pages 10 and 11. $138.4 billion Interest-earning assets $128.6 billion Deposits/borrowed funds Total Retail 42% Total Commercial 38% CRE Other Commercial Residential mortgage Total home equity Automobile Other Retail Investments and interest-bearing deposits Retail / Personal Commercial/ Municipal/ Wholesale Borrowed funds

Consumer Banking average loans and leases Other includes Credit Card, RV, Marine, Other. $s in billions Linked quarter: Average loans up $894 million, or 2%, largely reflecting growth in residential mortgage, education and unsecured retail, partially offset by lower home equity and Business Banking balances Consumer loan yields up 5 bps, reflecting the impact of continued improvement in mix toward student and other unsecured retail Prior-year quarter: Average loans up $3.0 billion, or 5%, driven by strength in residential mortgage, education and unsecured retail, partially offset by lower home equity and auto balances Consumer loan yields up 38 bps, reflecting initiatives to improve risk-adjusted returns, along with higher interest rates Highlights Average loans and leases (1) Mortgage Home Equity Auto Education Business Banking Other (1) á 5% YoY growth

Commercial Banking average loans and leases Linked quarter: Average loans up $183 million, as continued strength in Mid-corporate and Private Equity and the impact of geographic expansion strategies was partially offset by planned runoff in the Asset Finance portfolio Loan yields improved 7 bps given the impact of higher short-term LIBOR rates Prior-year quarter: Average loans up $1.6 billion, or 3%, on strength in Mid-corporate and Private Equity, Commercial Real Estate and Franchise Finance, as well as the impact of geographic expansion strategies, partially offset by planned runoff in the Asset Finance portfolio and lower line of credit utilization Loan yields increased 70 bps, reflecting improved mix and higher rates Also includes Business Capital, Govt, SCA, Other, Treasury Solutions, Corporate and Commercial Banking Admin. Highlights $s in billions á 3% Average loans and leases Mid-corporate and Private Equity(1) Industry Verticals Franchise Finance Middle Market Asset Finance Commercial Real Estate YoY growth

Average funding and cost of funds Linked quarter: Total average deposits up $806 million, or 1% Largely growth in demand and term deposits, partially offset by a decrease in checking with interest Total deposit costs of 0.45% increased 2 bps, impacted by rising short-term interest rates Total cost of funds increased 2 bps, which reflects the higher deposit costs and the impact of 3Q17 term debt issuance Prior-year quarter: Total average deposits up $4.6 billion, or 4%, on growth in term deposits, checking with interest and savings and modest growth in demand deposits, partially offset by a decline in money market balances Total deposit costs increased 17 bps, reflecting higher market deposit rates due to the increase in short-term interest rates Total cost of funds increased 21 bps, reflecting the higher deposit costs and continued shift away from short-term funding and greater reliance on long-term debt Highlights Average interest-bearing liabilities and DDA $s in billions Total long-term borrowings Fed funds, repo, ST borrowed funds Term deposits Checking with interest DDA Money market & savings

Overall credit quality remains excellent, reflecting growth in higher-quality, lower-risk retail loans and broadly stable risk profile in commercial portfolios NPLs to total loans and leases improved to 0.79% from 0.85% in 3Q17 and 0.97% in 4Q16 NPLs decreased $61 million compared with 3Q17, reflecting a $60 million decrease in commercial and a $1 million decrease in retail Net charge-offs of $78 million, or 0.28% of average loans and leases, increased $13 million from 3Q17 Commercial net charge-offs of $2 million increased $2 million from 3Q17 Retail net charge-offs of $76 million increased $11 million largely due to seasonality in auto and education, as well as growth in the retail unsecured portfolio Provision for credit losses of $83 million increased $11 million from a relatively low third quarter 2017 level; YoY results reflect strong portfolio credit quality and lower net charge-offs Allowance to total loans and leases of 1.12% is stable vs. 1.11% in 3Q17 and 1.15% in 4Q16 Allowance to NPL coverage ratio improved to 142% from 131% reflecting continued reduction in nonperforming loans Strong credit-quality trends continue Highlights $s in millions (1) Allowance for loan and lease losses Allowance for loan and lease losses to nonperforming loans and leases. Nonperforming loans Provision for credit losses, net charge-offs (recoveries) Provision for credit losses 4Q16 1Q17 2Q17 3Q17 4Q17

Capital and liquidity remain strong

$s in billions (period-end)	as of 4Q16	1Q17	2Q17	3Q17	4Q17
Basel III transitional basis[1,2]					
Common equity tier 1 capital	$ 13.8	$ 13.9	$ 14.1	$ 14.1	$ 14.2
Risk-weighted assets	$ 123.9	$ 124.9	$ 125.8	$ 127.2	$ 127.6
Common equity tier 1 ratio	**11.2 %**	**11.2 %**	**11.2 %**	**11.1 %**	**11.1 %**
Total capital ratio	**14.0 %**	**14.0 %**	**14.0 %**	**13.8 %**	**13.8 %**
Basel III fully phased-in[1,3]					
Common equity tier 1 ratio	11.1 %	11.1 %	11.2 %	11.1 %	11.1 %

Capital ratio trend


14.0%
11.2%
14.0%
11.2%
14.0%
11.2%
13.8%
11.1%
13.8%
11.1%
4Q16
1Q17
2Q17
3Q17
4Q17
Total capital ratio(1,2)
Common equity tier 1 ratio(1,2)

Loan-to-deposit ratio[5]


99%
97%
97%
98%
97%
4Q16
1Q17
2Q17
3Q17
4Q17

Highlights

- Capital levels remain at the higher end of the range for regional peers
- Y/E CET1 ratio of 11.1%; ~11.2% including expected benefit of an anticipated FASB accounting standards change
  - Above forecasted 'glide path' range of 10.7 - 10.9% given strong fourth quarter performance, lower risk-weighted assets and impact of 2017 Tax Legislation
- 4Q17 Basel III common equity tier 1 capital ratio (CET1) was stable with 3Q17
  - Net income (Underlying basis): ~27 bp increase
  - Tax Legislation: ~11 bp increase
  - Common share repurchase: ~26 bp decrease
  - Dividends and other: ~5 bp decrease
  - RWA growth: ~4 bp decrease
  - Colleagues and communities investment: ~1 bp decrease
- LDR of 96.7% compares with 98.4% in 3Q17
- Fully compliant with LCR and current understanding of NSFR[4]
- 2017 CCAR plan reflects further commitment towards prudent return of capital
  - During 4Q17, repurchased 8.8 million shares of common stock at a weighted-average price of $38.18, and including common dividends returned $424 million to shareholders
  - Announced 22% increase in the quarterly dividend to $0.22 per common share beginning in 1Q18

1) Current-reporting period regulatory capital ratios are preliminary.
2) Basel III ratio definitions impacting risk-weighted assets and qualifying Basel III capital fully phase in as of January 1, 2018.
3) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning of this presentation for an explanation of their use and the appendix for their calculation and/or reconciliation to GAAP Financial Measures, as applicable. "Adjusted" results exclude restructuring charges, special items and/or notable items, as applicable.
4) Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, CFG's minimal LCR requirement is 100% as of January 2017. Reflects current understanding of Net Stable Funding Ratio (NSFR), although a U.S. version of the NSFR rule has not been finalized.
5) Period end includes held for sale.

Citizens Financial Group, Inc.

19

Summary of progress on strategic initiatives

	Initiative	FY17 Status	Commentary
Consumer	Grow and deepen relationships with primary households		Primary households grew YoY. Embarked on several customer journey transformations to enhance customer experience, improve primacy of customer relationships and reduce costs.
Consumer	Enhance mortgage platform		Shifted focus in 2017 to enhance returns by improving channel mix and increasing efficiency of existing LOs. Total originations decreased 7% in FY17 which was better than the market. Launched a direct-to-consumer channel to grow conforming originations and optimize efficiency. Conforming mix surpassed 44% in 4Q17.
Consumer	Optimize Auto		Continued optimization of both volumes and returns in the business through targeted pricing improvements and management of dealer network, focusing on most profitable dealer relationships. Yields increased 36 bps YoY(1).
Consumer	Grow Education/Unsecured Credit		Continued strong momentum in education and unsecured with total loan balances up $1.9 billion and $1.0 billion in 2017, respectively. Corporate partner-linked installment credit balances nearly doubled YoY; made good progress with new corporate partners (i.e., Vivint), and building solid pipeline of further opportunities.
Consumer	Enhance Business Banking		Deposit balances up 4% YoY. Re-invigorated growth in credit card portfolio with purchase volume up 6% in FY17. Launched new digital lending capability to existing customers.
Consumer	Expand Wealth		Made good progress on shift to fee-based business, as fee-based sale mix improved to 38% in FY17 from 26% in FY16. Total investment sales volume increased 18% vs. FY16. Financial consultants up 9% in FY17 to 393. Rolled out new digital investment advice technology (SpeciFi).
Commercial	Continue development of Capital and Global Markets activities		Fee income up 29% in FY17. Growth driven by robust syndications and bond and equity underwriting activity, strong performance in FX and derivatives, and expanded M&A activity from WRP acquisition. Middle Market bookrunner rank of #8 remains inline with our goal of being a top ten bookrunner(2).
Commercial	Build out Treasury Solutions		Continued enhancement of capabilities and core infrastructure with 10+ upgrades completed in 2017; added headcount in key markets and products. Fees up 7% in FY17 driven by 27% YoY increase in commercial card, 22% YoY increase in merchant services, and 10% growth in total Trade services. Strong deposit growth of 12% YoY.
Commercial	Expand Mid-Corporate & Middle Market(3)		Loan balances up 4% in FY17, with strong balance sheet growth in Metro NYC and Southeast. Deposits up $1.2 billion, or 11%, and fee income up 19% vs. FY16, reflecting efforts to deepen relationships with customers.
Commercial	Build out Industry Verticals & Franchise Finance(3)		Industry vertical loan growth of 12% in FY17 driven by healthcare and technology verticals; industry vertical fee income up $34 million, or 64%, vs. FY16. Continued expansion in well-established brands of quick service and fast casual franchises, with 16% loan growth YoY.
Commercial	Prudently grow CRE(3)		Continued to deepen client penetration with top developers in core geographies, while moderating growth in multi-family and retail sectors. CRE loans grew 13% in FY17 to $10.5 billion. Entered into a third-party strategic partnership to refer Citizens' CRE clients for long-term permanent financing opportunities.
Commercial	Reposition Asset Finance(3)		Continued to realign product offering and strategy towards core Middle Market and Mid-Corp customers to drive greater bank alignment. Total book (core + noncore) reduced by $595 million to $5.4 billion.
CFG	Balance Sheet Optimization		NIM increased 18 bps YoY with approximately 8 bps of the increase due to continued execution of balance sheet strategies targeting improved mix and pricing. Continued to optimize auto and asset finance portfolios for higher returns. Launched formal enterprise-wide 'TOP-like' program.
CFG	TOP III		Achieved in excess of $115 million of P&L benefit in FY17. Initiatives largely completed; continue to ramp-up unsecured lending.
CFG	TOP IV		TOP IV Program, which includes both efficiency and revenue initiatives, is underway and on track to deliver pre-tax 4Q'18 run-rate benefit of $95-$110 million.

1) Represents organic yields.
2) Thomson Reuters LPC, FY17 data as of 12/31/17 based on number of deals for Overall Middle Market (defined as Borrower Revenues <$500MM").
3) Growth rates exclude the impact of the 2Q17 loan sales and 3Q16 transfer of $1.1 billion loan and lease portfolio to Other.

20

Further opportunities to improve returns: TOP Continuous improvement - TOP programs Self-fund investments through efficiency, expense discipline and mindset of continuous improvement Use new technologies to deliver more effective outcomes at lower costs TOP IV program on track to deliver run-rate pre-tax benefit of ~$95 - $110 million by end of 2018 Targeting strong positive operating leverage to self-fund growth initiatives Efficiency Initiatives (selected examples) Organization Simplification: Focusing on spans and layers, centralization/centers of excellence, and role clarity Lean/Process Improvement: Redesigning end-to-end processing and leveraging automation to reduce costs and improve outcomes Vendor/Indirect Spend: Further vendor efficiencies and demand management (e.g., market data) Customer Journeys (revenue + efficiency): Simplifying and streamlining external customer-centric processes Revenue Initiatives (selected examples) New Channels: Using digital as a sales engine, building out direct to consumer mortgage, and leveraging the call center to offer ‘service to solutions’ Expanding into Growth Areas: Next wave of corporate partnerships (Vivint, TBA) and expanding C&I lending in growth markets Build-out Fee Income Capabilities: Scaling M&A advisory (Western Reserve), building our Commercial Securitization, and scaling MSR purchases

Making consistent progress against our financial goals



Key Indicators
IPO-based medium-term targets
Adjusted/Underlying ROTCE(1)
4.3% 5.2% 5.2% 6.3% 6.2% 6.8% 6.7% 6.7% 6.6% 6.8% 6.6% 7.3% 8.0% 8.4% 9.0% 9.6% 10.1% 10.4%
10%+
Adjusted/Underlying return on average total tangible assets(1)
0.52% 0.59% 0.57% 0.68% 0.66% 0.69% 0.69% 0.67% 0.68% 0.67% 0.68% 0.72% 0.80% 0.79% 0.85% 0.89% 0.96% 0.96%
1.0%+
Adjusted/Underlying efficiency ratio(1)
68% 68% 69% 70% 68% 67% 68% 67% 66% 66% 66% 65% 63% 62% 62% 62% 60% 59% 59%
~60%
Common equity tier 1 ratio(2)
13.9% 13.5% 13.4% 13.3% 12.9% 12.4% 12.2% 11.8% 11.8% 11.7% 11.6% 11.5% 11.3% 11.2% 11.2% 11.2% 11.1% 11.1%
EPS
Adjusted/Underlying diluted EPS(1)
$0.26 $0.30 $0.30 $0.37 $0.36 $0.39 $0.39 $0.40 $0.40 $0.42 $0.41 $0.46 $0.52 $0.55 $0.61 $0.57 $0.63 $0.68 $0.71
3Q13(3) 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
Adjusted results(1)
Reported results(1)
Underlying results(1)

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our "Underlying" results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. "Underlying" results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our "Adjusted" results reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.
2) Common equity tier 1 ("CET1") capital under Basel III replaced tier 1 common capital under Basel I effective January 1, 2015. Current period regulatory capital ratios are preliminary.
3) Commencement of separation effort from RBS.

Citizens Financial Group, Inc.

22

Underlying FY2017 performance vs. guidance[(1)(2)]

Results reflect strong execution against targets

	Underlying FY2017 guidance vs. Adjusted FY2016[(1)(2)]	Underlying FY2017 actual results vs. Adjusted FY2016[(1)]
Balance sheet growth	▪ 5.5-6.5% average earning asset growth ▪ 5.5-7% average loan growth ▪ 5.5-7% average deposit growth	▪ 5.3% average earning asset growth ✓ ▪ 5.8% average loan growth ✓ ▪ 6.1% average deposit growth ✓
Net interest income, net interest margin	▪ Net interest income growth of 8-9% ▪ NIM improvement of 8-10 bps	▪ Net interest income growth of 11% ✓ ▪ NIM improvement of 16 bps ✓
Noninterest income	▪ 3-5% noninterest income growth	▪ Growth in noninterest income of 7% ✓
Operating leverage, efficiency ratio	▪ Expense growth of 3-3.5% ▪ Target 3-5% of positive operating leverage ▪ Efficiency ratio improves to 61-62%	▪ Expense growth of 3% ✓ ▪ 6.8% positive operating leverage ✓ ▪ Efficiency ratio improved to 60%[(1)] ✓
Credit trends, tax rate	▪ Provision expense $425-$475 million ▪ Charge-off rates normalize modestly with additional reserve build to fund loan growth ▪ Tax rate of ~32%	▪ Provision expense of $321 million ✓ ▪ Charge-off rate of 28 bps ✓ ▪ Tax rate of 32.2% ✓
Capital, liquidity and funding	▪ Targeting dividend payout ratio in the 30-35% range, common stock buyback TBD with CCAR ▪ Year-end Basel III common equity tier 1 ratio 10.7-10.9% ▪ Loan-to-deposit ratio ~98%	▪ Dividend payout ratio of 25%, common stock buyback of $820 million ✗ ▪ Year-end Basel III common equity tier 1 ratio of 11.1% ✓ ▪ Loan-to-deposit ratio of 98.3% ✓
Key economic assumptions	▪ YE 2017: fed funds rate of ~1.25% (rate increases in June & Nov/December), 10-year Treasury rate of ~2.50%-2.75% range ▪ Full-year GDP growth in the 2%-2.5% range ▪ YE-2017 unemployment rate in the 4.5%-4.7% range	▪ YE 2017: fed funds target rate of 1.25-1.50% ✓ ▪ 10-year Treasury rate of 2.40% ✗ ▪ Full-year GDP growth of 2.4 - 2.5% ✓ ▪ YE-2017 unemployment rate of 4.1% ✓

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. "Adjusted" results exclude restructuring charges, special items and/or notable items; 4Q17 after-tax notable items reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $321 million benefit for the adjustment of the Company's net deferred tax liability tied to the reduction in the Federal statutory tax rate under the 2017 Tax Reform law partially offset by $22 million of other after-tax notable items. 3Q16 notable items reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Underlying results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. Full-year 2017 Underlying total credit-related costs were $347 million. Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.
2) Guidance as provided on 4Q16 January 20, 2017 earnings call.

Citizens Financial Group, Inc.™

23

FY2018 outlook

	Underlying FY2017[1]	FY2018 expectations vs. Underlying FY2017[1]
Balance sheet growth	▪ $137.5 billion average earning assets ▪ $110.0 billion average loans ▪ $111.9 billion average deposits	▪ 4.0-5.5% average earning asset growth ▪ 4.5-5.5% average loan growth ▪ 4.5-6.0% average deposit growth
Net interest income, NIM	▪ $4,173 million net interest income ▪ 3.02% NIM	▪ Net interest income growth of 7-9% ▪ NIM improvement of 9-12 bps; using Dec 31 forward curve with April and October 2018 hikes
Noninterest income	▪ $1,528 million noninterest income	▪ 4.5-6.0% noninterest income growth
Operating leverage, efficiency ratio	▪ $3,419 million noninterest expense ▪ 6.8% operating leverage ▪ 60.0% efficiency ratio	▪ Expense growth of 3.25-3.75% ▪ Target 3-5% of positive operating leverage ▪ Efficiency ratio improvement of 200-250 bps
Credit trends, tax rate	▪ $321 million provision expense ▪ 28 bps of net charge-offs ▪ 32.2% tax rate	▪ Provision expense $425-$475 million ▪ Charge-off rates up modestly with additional reserve build to fund loan growth ▪ Tax rate of ~22.5%[2]
Capital, liquidity and funding	▪ 25% dividend payout ratio; common stock buyback of $820 million ▪ 11.1% CET1 ratio ▪ 98.3% loan-to-deposit ratio	▪ Targeting FY18 dividend payout ratio of ~30%; common stock buyback TBD with CCAR ▪ Year-end Basel III common equity tier 1 ratio 10.6-10.8% ▪ Loan-to-deposit ratio ~97-98%
Key economic assumptions	▪ YE 2017: fed funds target rate of 1.25-1.50% ▪ Full-year GDP growth of 2.4-2.5% ▪ YE 2017 unemployment rate of 4.1%	▪ YE 2018: fed funds rate of 1.75-2.00% (rate increases in April & Oct) 10-year Treasury rate of ~2.5-2.75% range ▪ Full-year GDP growth in the 2.5-3.0% range ▪ YE 2018 unemployment rate 3.9-4.1%

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our "Underlying" results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. "Underlying" results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our "Adjusted" results reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Full-year 2017 Underlying total credit-related costs were $347 million. Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.

2) Tax rate estimate prior to Tax Legislation impact had been ~32.5%. FY2017 tax rate estimate may be refined up or down as further clarification around 2017 Tax Legislation is provided in the future.

24

FY2018 outlook compared with Underlying 2017[1]

	Underlying 2017 vs. Adjusted 2016[1]	FY2018 expectations vs. Underlying 2017[1]
Balance sheet growth	■ 5.3% average earning asset growth ■ 5.8% average loan growth ■ 6.1% average deposit growth	■ 4.0-5.5% average earning asset growth ■ 4.5-5.5% average loan growth ■ 4.5-6.0% average deposit growth
Net interest income, NIM	■ Net interest income growth of 11% ■ NIM improvement of 16 bps	■ Net interest income growth of 7-9% ■ NIM improvement of 9-12 bps; using Dec 31 forward curve with April and October 2018 hikes
Noninterest income	■ Growth in noninterest income of 7%	■ 4.5-6.0% noninterest income growth
Operating leverage, efficiency ratio	■ Expense growth of 3% ■ 6.8% positive operating leverage ■ Efficiency ratio improved by 396 bps[1]	■ Expense growth of 3.25-3.75% ■ Target 3.0-5.0% of positive operating leverage ■ Efficiency ratio improves by 200-250 bps
Credit trends, tax rate	■ Provision expense of $321 million ■ Charge-off rate of 28 bps with additional reserve build to fund loan growth ■ Tax rate of 32.2%	■ Provision expense $425-$475 million ■ Charge-off rates up modestly with additional reserve build to fund loan growth ■ Tax rate of ~22.5%[2]
Capital, liquidity and funding	■ Dividend payout ratio of 25%, common stock buyback of $820 million ■ Year-end Basel III common equity tier 1 ratio of 11.1% ■ Loan-to-deposit ratio of 98.3%	■ Targeting FY18 dividend payout ratio in the ~30% range; common stock buyback TBD with CCAR ■ Year-end Basel III common equity tier 1 ratio 10.6-10.8% ■ Loan-to-deposit ratio ~97-98%
Key economic assumptions	■ YE 2017: fed funds rate of 1.25-1.50% ■ 10-year Treasury rate of 2.40% ■ Full-year GDP growth of 2.4 - 2.5% ■ YE 2017 unemployment rate of 4.1%	■ YE 2018: fed funds rate of 1.75-2.00% (rate increases in April & Oct) 10-year Treasury rate of ~2.5-2.75% range ■ Full-year GDP growth in the 2.5-3.0% range ■ YE 2018 unemployment rate 3.9-4.1%

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our "Underlying" results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. "Underlying" results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our "Adjusted" results reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Full-year 2017 Underlying total credit-related costs were $347 million. Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.

2) Tax rate estimate prior to Tax Legislation impact had been ~32.5%. FY2017 tax rate estimate may be refined up or down as further clarification around 2017 Tax Legislation is provided in the future.

25

1Q18 outlook

	1Q18 expectations vs. 4Q17
Net interest income, net interest margin	▪ ~1.0% loan growth ▪ Expect ~5 basis point improvement in net interest margin given recent rate rise ▪ Day count impact of ~$16 million decrease to NII
Noninterest income	▪ Stable/up modestly as strength in capital markets offsets seasonal impacts
Noninterest expense	▪ Up ~3% given seasonal compensation impacts
Credit trends, tax rate	▪ Provision expense of ~$85-$95 million ▪ Tax rate of ~23% reflecting 0.5% Historic Tax Credit impact
Capital, liquidity and funding	▪ Quarter-end Basel III common equity tier 1 ratio ~11.1% ▪ Loan-to-deposit ratio of ~98% ▪ Preferred stock dividend of $7 million

Citizens Financial Group, Inc.™
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Helping you reach your potential We perform our best every day so we can do more for our customers, colleagues, communities and shareholders We strive to always: exceed customer expectations, do the right thing, think long-term, work together We are citizens helping citizens reach their potential To help our customers, colleagues and communities reach their potential We are here to help our customers reach their potential by listening to them and by understanding their needs so we can deliver personalized advice, ideas and solutions To be a top-performing bank distinguished by its customer-centric culture, mindset of continuous improvement and excellent capabilities Mission Vision Credo Brand Narrative Our vision and credo guide us: The destination Colleagues Regulators Investors Communities & Society Customers

Keys to delivering higher medium-term returns TOP and Balance Sheet Optimization (“BSO”) Drive Growth in Fee Businesses Active Capital Management Enterprise-wide initiatives to drive improvement in performance; ‘mindset of continuous improvement’ BSO to recycle capital into more accretive growth and relationship categories; grow higher risk-adjusted return asset portfolios, reposition/optimize other select portfolios Optimize deposit mix with a focus on lower-cost categories Consumer Wealth – Leverage investments in FCs and sales, product and technology platforms Mortgage – Channel and product remix toward direct-to-consumer and conforming; purchase MSRs to increase scale economies Commercial Continue to broaden Capital Markets capabilities; leverage new Global Markets platform and capabilities Treasury – Replatform cash management; capture value from recent product investments Prudently grow balance sheet while driving strong returns of capital to shareholders Capture Asset Sensitivity Leverage asset sensitivity to benefit as rates rise

New medium-term financial targets

Economic assumptions	
Real GDP growth	~2.5-3.0% annually; no recession
Fed Funds Rate	~2.25 rate moves per annum (25 bps each move)
Unemployment rate	~3.5-4.0%

Medium-term financial targets	
ROTCE	~13-15%
Efficiency Ratio	~52-56%
CET 1	~10.0-10.25%
Dividend payout ratio	~35-40%

Medium-term ROTCE outlook



~40% increase
~10%
~2.5%
~1.5%
~0.6%
~1.3%
~(0.8)%
~(1.1)%
~14%
FY 17(1) Underlying
Revenue net(2) of required investment
Yield curve impact
Efficiency Initiatives
Taxes
Credit normalization
Capital net(3)
Medium-term FY target

Operating assumptions

- Loan growth target of nominal GDP +~1%
- Asset sensitivity moderates as rates normalize
- Operating leverage target of ~3-5%
- Expect to continue to pursue formal efficiency initiatives to fund expanded strategic investments
- CET1 ratio annual reduction of ~30-40 bps
- Initial benefit of tax reform declines modestly with time

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our "Underlying" results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. "Underlying" results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our "Adjusted" results reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.
2) Includes volume driven credit costs unrelated to credit normalization.
3) Capital net includes the impact of risk-weighted asset growth net of targeted capital actions: retained earnings growth of ~(3.0)% partially offset by common stock repurchases of ~1.5% and the impact of rising rates on other comprehensive income of ~0.4%.

29

Key messages Citizens continues to execute well and deliver for shareholders Strong 4Q17 results with Underlying ROTCE of 10.4% up from 4.3% in 3Q13(1) Strong Underlying EPS growth of 29%, with operating leverage of 6.4% YoY, and efficiency ratio of 58.5%(1) Tangible book value per share of $27.48 at quarter end, up 7% from 4Q16 Full year 2017 results demonstrate consistent progress Underlying/Adjusted EPS growth of 34% Underlying/Adjusted operating leverage of 6.8% Average loan growth of 6%; NIM up by 16 bps (3.02%) Underlying/Adjusted noninterest income growth of 7% Strong focus on continuous improvement and delivering benefits from TOP efficiency programs Well positioned as we enter 1Q18 to capitalize on improving economic environment and rising rates Key to financial results is to grow the balance sheet smartly with continued focus on building out fee businesses and delivering positive operating leverage Capital and credit position remains robust Returned $1.1 billion to common shareholders in 2017; up 70% from 2016 Strong CET1 ratio permits both continued strong loan growth and capital returns to shareholders Focused on delivering enhanced shareholder returns New medium-term targets represent commitment to continued growth and discipline Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable.

Appendix

Linked-quarter results

Pre-provision profit
$s in millions


$585
$609
$586
↑ modestly
Underlying ↑ 4%
3Q17
4Q17

Period-end loans
$s in billions


$110.2
$110.6
↑ modestly
3Q17
4Q17

Return on average total tangible assets


1.83%
↑ 87 bps
Underlying stable
0.96%
0.96%
3Q17
4Q17

Net income available to common shareholders and EPS
$s in millions, except per share data


↑ 95%
$666
Underlying ↑ 2%
$1.35
↑ 99%
$341
Underlying ↑ 4%
$349
$0.71
$0.68
3Q17
4Q17

Period-end deposits
$s in billions


$113.2
$115.1
↑ 2%
3Q17
4Q17

Return on average tangible common equity


↑ 979 bps
19.9%
Underlying ↑ 30 bps
10.1%
10.4%
3Q17
4Q17

GAAP results
Underlying results[1]

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our "Underlying" results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items ("TDR Transaction II") and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. "Underlying" results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our "Adjusted" results reflect a $19 million gain on a TDR portfolio sale less other notable items ("TDR Transaction"). Where there is a reference to "Adjusted", "Underlying" or "Adjusted/Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.

32

Year-over-Year results Pre-provision profit $s in millions Return on average total tangible assets Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity á 14% Period-end loans $s in billions Period-end deposits $s in billions á 3% á 5% $1.35 $0.55 á 104 bps Underlyingá 18% GAAP results Underlying results (1) Underlyingá 17 bps á 1149 bps Underlyingá 200 bps $0.71 á 145% Underlyingá 29% á 136% Underlyingá 24% Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable.

Full year results Pre-provision profit $s in millions Return on average total tangible assets Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity á 17% Period-end loans $s in billions Period-end deposits $s in billions á 3% á 5% $3.25 $1.93 á 39 bps Underlyingá 22% GAAP results Adjusted/Underlying results (1) Underlyingá 16 bps á 461 bps Underlyingá 219 bps $2.58 á 65% Underlyingá 34% á 59% Underlyingá 28% Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. $1.97

Consumer Banking segment Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. Includes held for sale. Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for tier 1 common equity and then allocate that approximation to the segments based on economic capital. Highlights Linked quarter: Net income down $5 million, or 4%, as 4Q17 results include $5 million after-tax of notable items included in noninterest expense associated with our strategic growth initiatives. Excluding the notable items,(1) Consumer Banking net income was relatively stable with 3Q17 Net interest income up $8 million, or 1%, driven by growth in mortgage, education and unsecured retail loans and improved loan yields, partially offset by higher deposit costs Average loans up $868 million, or 1%, and average deposits up $69 million from 3Q17 Noninterest income up 1% from 3Q17, as higher trust and investment services fees, largely offset by seasonally lower card fees Noninterest expense up 1% from 3Q17 levels, including $9 million pre-tax of notable items primarily associated with our strategic growth initiatives, as well as an increase in occupancy and other operating expense, offset by seasonally lower marketing spend and salary and benefits expense. Excluding notable items(1), noninterest expense decreased $3 million from the third quarter 2017. Provision for credit losses up $11 million Prior-year quarter: Net income up $25 million, or 27% Net interest income up $43 million, or 7%, driven by improved loan yields reflecting higher interest rates and mix and growth in mortgage, student, and unsecured retail balances, partially offset by higher deposit costs Average loans up $2.8 billion, or 5%, and average deposits up $2.0 billion, or 3%, from 4Q16 Noninterest income up 1%, driven by higher trust and investment fees and card fees, partially offset by lower mortgage banking fees Noninterest expense up $5 million, driven by higher outside services, which includes costs tied to strategic growth initiatives, as well as higher salaries and benefits and FDIC expense, partially offset by lower fraud and other losses. Excluding the notable items,(1) noninterest expense decreased $4 million compared with 4Q16. Provision for credit losses stable compared with 4Q16

Commercial Banking segment Highlights Linked quarter: Commercial Banking net income up $5 million, or 2% Net interest income up $13 million, or 4%, reflecting strong deposit balance growth Loan results largely reflect growth in Mid-corporate and Private Equity and the impact of geographic expansion strategies, partially offset by planned runoff of the Asset Finance portfolio Noninterest income up 1% as higher foreign exchange and interest rate products, leasing fees and letter of credit fees offset lower capital markets fees from record levels in 3Q17 Noninterest expense remained stable Provision for credit losses remained stable Prior-year quarter: Net income up $34 million, or 20% Net interest income up $20, or 6%, as benefit of 4% average loan growth and improved loan yields was partially offset by higher deposit costs Average loans and leases up $1.9 billion, driven by strength in Mid-corporate and Private Equity, Commercial Real Estate and Franchise Finance, as well as the impact of our geographic expansion strategies, partially offset by runoff of the Asset Finance portfolio and the impact of lower line utilization Noninterest income up $16 million, or 13%, reflecting strength in capital markets, letter of credit and loan fees and card fees Noninterest expense up $8 million, or 4%, reflecting higher salaries and benefits expense, outside services and software amortization, partially offset by lower legal and regulatory expense Provision for credit losses decreased $21 million from higher 4Q16 levels, largely tied to commodities-related credits Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. Includes held for sale. Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for tier 1 common equity and then allocate that approximation to the segments based on economic capital.

Other Linked quarter: Other recorded net income of $343 million, up $318 million, driven primarily by the $331 million deferred tax liability benefit tied to 2017 Tax Legislation Net interest income, down $3 million, or 9%, driven by higher funding costs Noninterest income up $19 million, driven primarily by $17 million of pre-tax, or $10 million after-tax, of notable items related to gain on sale of TDR Transaction II(1) Noninterest expense up $34 million, driven primarily by $31 million of notable items, which includes $12.5 million related to our one-time colleague bonus, $10 million in charitable contributions expense and $9 million related to our efficiency initiatives(1) Provision up $1 million related to non-core net charge-offs, partially offset by a lower reserve build vs. 3Q17 Prior-year quarter: Other net income up $325 million, driven primarily by the 2017 Tax Legislation Net interest income up $31 million, driven by residual funds transfer pricing and higher portfolio income, partially offset by higher funding costs, non-core portfolio run off and the lower benefit of swaps Noninterest income up $9 million, largely tied to $17 million of notable items related to the TDR Transaction II gain Noninterest expense up $38 million, driven primarily by notable items recorded in 4Q17 Provision was stable vs. 4Q16 Highlights Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable.

Adjusted/underlying items $s in millions, except per share data 4Q17 GAAP results reflect a net $318 million after-tax benefit for the 4Q17 adjustment of the Company’s net deferred tax liability tied to the 2017 Tax Reform law, partially offset by investments in colleagues and communities, as well as $10 million after-tax TDR Transaction gain offset by $11 million of after-tax costs associated with TOP IV efficiency initiatives. 2017 GAAP results reflect a net $318 million after-tax benefit for the 4Q17 adjustment of the Company’s net deferred tax liability tied to the 2017 Tax Reform law, partially offset by notable items, and a $23 million after-tax benefit tied to the 1Q17 settlement of state tax matters. 2Q17 GAAP results include a $26 million pre-tax impact of lease asset impairments recorded as an $11 million reduction in noninterest income and a $15 million increase in noninterest expense. Underlying results also reclassify the lease asset impairments to reflect their credit-related impact as credit-related costs. 2016 GAAP results include a net $19 million after-tax benefit tied to 3Q16 TDR Transaction gain, partially offset by other costs associated with Asset Finance repositioning, TOP III efficiency initiatives and home equity operational items. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. 4Q17 after-tax notable items excluded from our “Underlying” results reflect a $10 million gain on a TDR portfolio sale offset by $11 million of other notable items (“TDR Transaction II”) and a $331 million benefit relating to the December 2017 Tax Legislation, partially offset by $13 million of other notable items. “Underlying” results, as applicable, also exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. 3Q16 after-tax notable items excluded from our “Adjusted” results reflect a $19 million gain on a TDR portfolio sale less other notable items (“TDR Transaction”). Where there is a reference to “Adjusted”, “Underlying” or “Adjusted/Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. December 2017 Tax Legislation benefit amounts are estimated as of December 31, 2017 and may be subject to adjustment during 2018.

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 1 Per the final transition provision rule issued by banking regulators on November 21, 2017, U.S. Basel III ratio definitions impacting risk weighted assets and qualifying U.S. Basel III capital will be fully phased-in as of January 1, 2018.

Key performance metrics, Non-GAAP financial measures and reconciliations - Segments $s in millions, except ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – Segments $s in millions, except ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – Segments $s in millions, except ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data